Exhibit 23.3

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of West Fraser Timber Co. Ltd. of our report dated February 11, 2020 relating to the consolidated financial statements of West Fraser Timber Co. Ltd., which is filed as Exhibit 99.2 to this Registration Statement on Form S-8. We also consent to the reference to us under the heading “Experts” in the Annual Information Form of West Fraser Timber Co. Ltd., which is filed as Exhibit 99.4 to this Registration Statement on Form S-8.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants

Vancouver, British Columbia, Canada

February 1, 2021